UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2011

Level 3 Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15658	47-0210602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd.

Broomfield, Colorado 80021

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Agreement and Plan of Amalgamation

On April 10, 2011, Level 3 Communications, Inc. (the “Company” or “Level 3”) entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Apollo Amalgamation Sub, Ltd., a Bermuda exempted limited liability company and a direct wholly owned subsidiary of the Company (“Amalgamation Sub”), and Global Crossing Limited, a Bermuda exempted limited liability company (“Global Crossing”).

The Amalgamation Agreement provides that, among other things and subject to the satisfaction of certain closing conditions, Amalgamation Sub and Global Crossing will amalgamate pursuant to Bermuda law (the “Amalgamation”) and continue as a Bermuda exempted limited liability company. As a result of the Amalgamation, (i) each issued and outstanding common share of Global Crossing, par value $0.01 per share (“Global Crossing Common Stock”), other than dissenting shares or shares held by Level 3 or Global Crossing, will be exchanged for 16 shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), including the associated rights under the Rights Agreement (as defined below) (the “Amalgamation Consideration”) and (ii) each issued and outstanding share of Global Crossing’s convertible preferred stock, par value $0.10 per share (“Global Crossing Convertible Preferred Stock”), will be exchanged for the Amalgamation Consideration, plus an amount equal to the aggregate accrued and unpaid dividends thereon. The Amalgamation Agreement also provides that the (i) issued and outstanding options to purchase Global Crossing Common Stock will be exchanged into options to purchase Company Common Stock and (ii) issued and outstanding restricted stock units covering Global Crossing Common Stock will, to the extent applicable in accordance with their terms, vest and settle for Company Common Stock.

The Amalgamation is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

The Amalgamation Agreement contains customary representations and warranties, including, among others, (i) representations and warranties by Global Crossing regarding Global Crossing’s corporate organization and capitalization, the accuracy of Global Crossing’s reports and financial statements filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the absence of certain changes or events relative to Global Crossing and its subsidiaries since December 31, 2010 and (ii) representations and warranties by the Company and Amalgamation Sub regarding their corporate organization, the Company’s capitalization, the accuracy of the Company’s reports and financial statements filed under the Exchange Act and the absence of certain changes or events relative to the Company and its subsidiaries since December 31, 2010.

The Amalgamation Agreement contains customary covenants, including, among others, agreements by each of Global Crossing and the Company (i) to continue conducting its respective businesses in the ordinary course, consistent with past practice and in compliance with applicable law during the interim period between the execution of the Amalgamation Agreement and consummation of the Amalgamation, (ii) not to engage in certain specified kinds of transactions during that period and (iii) to hold a meeting of its stockholders to vote upon, in the case of Global Crossing’s shareholders, the approval and adoption of the Amalgamation, and, in the case of the Company’s stockholders, the approval of both the issuance of the Amalgamation Consideration and the adoption of an amendment to Level 3’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Company Common Stock (the “Level 3 Charter Amendment”).  In addition, each of Global Crossing and the Company has agreed that, subject to certain exceptions, its board of directors will recommend the approval and adoption of the Amalgamation (in the case of Global Crossing), and the approval of each of the issuance of the Amalgamation Consideration and the adoption of the Level 3 Charter Amendment (in the case of the Company), by its stockholders. Global Crossing and the Company have also made certain additional customary covenants, including, among others, not to (i) solicit or knowingly encourage inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information in connection with, alternative business combination transactions.

The closing of the Amalgamation is subject to certain conditions, including (i) the approval and adoption of the Amalgamation by Global Crossing’s shareholders, (ii) the approval of issuance of the Amalgamation Consideration and the adoption of the Level 3 Charter Amendment by Level 3’s stockholders, (iii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable antitrust laws in certain other jurisdictions, (iv) receipt of certain regulatory and governmental approvals (including receipt of approval from the Federal Communications Commission and the Committee on Foreign Investment in the United States), (v) there being no material adverse effect on the Company or Global Crossing prior to the closing of the Amalgamation and (vi) other customary conditions.

Either Global Crossing or the Company may terminate the Amalgamation Agreement if, among certain other circumstances, (i) the Amalgamation has not become effective on or before April 10, 2012 or (ii) Global Crossing’s shareholders fail to approve the Amalgamation or Level 3’s stockholders fail to approve the issuance of the Amalgamation Consideration or the adoption of the Level 3 Charter Amendment. In addition, Global Crossing may terminate the Amalgamation Agreement under certain other circumstances, including: (a) to allow Global Crossing to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” (b) if the Company’s board of directors withdraws or adversely changes its approval or recommendation of the issuance of the Amalgamation Consideration or the adoption of the Level 3 Charter Amendment, (c) if Level 3 fails to obtain the proceeds sufficient to consummate the Amalgamation and repay the debt of Global Crossing required to be repaid as a result of the Amalgamation after the completion of a marketing period or (d) if the Company materially breaches its obligation not to solicit alternative transactions or engage in negotiations in connection therewith, or materially breaches the Amalgamation Agreement such that the conditions to closing would not be satisfied. The Company may terminate the Amalgamation Agreement under certain other circumstances, including: (a) to allow the Company to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” (b) Global Crossing’s board of directors withdraws or adversely changes its approval or recommendation of the Amalgamation, (c) if Level 3 fails to obtain the proceeds sufficient to consummate the Amalgamation and repay the debt of Global Crossing required to be repaid as a result of the Amalgamation after the completion of a marketing period or (d) if Global Crossing materially breaches its obligation not to solicit alternative transactions or engage in negotiations in connection therewith, or materially breaches the Amalgamation Agreement such that the conditions to closing would not be satisfied.

The Amalgamation Agreement also provides that (i) upon termination under specified circumstances, including, among others, a change in the recommendation of Global Crossing’s board of directors or termination of the Amalgamation Agreement by Global Crossing to enter into definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” Global Crossing would be required to pay to Level 3 a termination fee of $50 million and certain expenses incurred by Level 3 in pursuing the Amalgamation, including the Financing Expenses (as defined below), and (ii) upon termination under specified circumstances, including, among others, a change in the recommendation of Level 3’s board of directors or termination of the Amalgamation Agreement by Level 3 to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” Level 3 would be required to pay Global Crossing a termination fee of $70 million and certain expenses incurred by Global Crossing in pursuing the Amalgamation.

Level 3 would be obligated to pay to Global Crossing a termination fee of $70 million (the “Financing Fee”), less 50% of certain unreimbursed expenses incurred by Level 3 in pursuing the financing, including commitment and other upfront fees (the “Financing Expenses”), if all the conditions to closing have been met and the Amalgamation is not consummated because of Level 3’s failure to obtain proceeds from the Lenders (as defined below) sufficient to consummate the Amalgamation and refinance Global Crossing’s debt at the closing of the transaction. However, if the failure to obtain such proceeds is due to Level 3’s willful and material breach of its obligations to obtain financing, Level 3 would be obligated to pay to Global Crossing a termination fee of $120 million (the “Supplemental Financing Fee”). If the failure to obtain such proceeds is due to the Lenders’ willful and material breach of their obligations under the Commitment Letter (as defined below) or the definitive financing documents, Level 3 would be obligated to pay to Global Crossing the Financing Fee, less, in certain circumstances, 50% of the Financing Expenses; provided, that Level 3 would be required to pay to Global Crossing any amounts received from the Lenders arising from the resolution of claims against the Lenders in excess of the Financing Fee, up to an amount equal to the Supplemental Financing Fee, less, in certain circumstances, 50% of the Financing Expenses.

Voting Agreement

In connection with the Amalgamation Agreement, on April 10, 2011, Global Crossing’s controlling shareholder, STT Crossing Ltd. (“STT”), entered into a Voting Agreement with the Company (the “Voting Agreement”), pursuant to which it agreed, among other things, (i) subject to certain limited exceptions as set forth in the Voting Agreement, to vote the Global Crossing Common Stock and the Global Crossing Convertible Preferred Stock held by it in favor of the approval and adoption of the Amalgamation and (ii) to restrict its ability to transfer, sell or otherwise dispose of, grant proxy to or permit the pledge of or any other encumbrance on such Global Crossing Common Stock or Global Crossing Convertible Preferred Stock. Pursuant to the Voting Agreement, STT and the Company have agreed upon the types of actions STT would be required to take, and the types of actions STT would not be required to take, in connection with obtaining regulatory and governmental approvals required under the Amalgamation Agreement. In the event that the Amalgamation Agreement is terminated, the Voting Agreement will also terminate.

As of April 11, 2011, STT beneficially owns shares of Global Crossing Common Stock and Global Crossing Convertible Preferred Stock which, in the aggregate, represent approximately 60% of Global Crossing’s voting shares (which amount includes 100% of the outstanding shares of Global Crossing Convertible Preferred Stock).

Stockholder Rights Agreement

In connection with the Amalgamation Agreement, on April 10, 2011, STT entered into a Stockholder Rights Agreement with the Company (the “Stockholder Agreement”), which becomes effective on closing of the Amalgamation, and pursuant to which the Company agreed, among other things, that upon closing of the Amalgamation, Level 3’s board of directors will appoint a specified number of directors designated by STT, determined as follows: if, at closing Level 3’s board of directors consists of (i) 13 or fewer directors, STT would be allocated three designees, (ii) 14 through 16 directors, STT would be allocated four designees or (iii) 17 or more directors, STT would be allocated five designees. The Stockholder Agreement provides that, following the closing of the Amalgamation, STT will have the right to nominate the number of directors for Level 3’s board of directors that is proportionate to its percentage ownership of Company Common Stock. However, STT will have the right to nominate (i) at least two directors as long as STT owns at least 15% of the outstanding Company Common Stock and (ii) at least one director as long as STT owns at least 10% of the outstanding Company Common Stock.

Under the Stockholder Agreement, STT, for the relevant time period and without the prior written consent of the majority of the entire board of directors of the Company (excluding any representatives or designees of STT), (i) is prohibited from acquiring or publicly proposing to acquire any material assets of the Company or seeking to effect a business combination transaction, seeking to have representatives elected to the Company’s board of directors (other than pursuant to its right to designate directors under the agreement) or soliciting proxies for the purpose of seeking to control or influence the board of directors, or forming a group in connection with any of the foregoing and (ii) may not acquire any shares of Company Common Stock (including shares issuable upon exercise of any convertible securities) unless after giving effect to such acquisition STT would beneficially own less than 34.5% of the outstanding shares of Company Common Stock. STT is also subject to certain other limitations on the acquisition and transfer of shares of Company Common Stock and securities convertible into Company Common Stock.

Under the Stockholder Agreement, Level 3 grants STT certain registration rights and agrees to offer new equity interests in Level 3 to STT for the same price and on the same terms as such new equity interests are proposed to be offered to others.

Commitment Letter

Concurrently with the signing of the Amalgamation Agreement, Level 3 Financing, Inc. and the Company entered into a financing commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and Citigroup Global Markets Inc. (“CGMI” and, together with Bank of America and Merrill Lynch, the “Lenders”). Level 3 expects the financing under the Commitment Letter, together with cash balances, to be sufficient to provide the financing necessary to consummate the Amalgamation and to refinance certain existing indebtedness of Global Crossing. The Commitment Letter provides for a senior secured term loan facility in an aggregate amount of $650 million. The Commitment Letter also provides for a $1.1 billion senior unsecured bridge facility, if up to $1.1 billion of senior notes or certain other securities are not issued by Level 3 Financing, Inc. or the Company to finance the Amalgamation on or prior to the closing of the Amalgamation. The financing commitments of Bank of America and CGMI are subject to certain conditions set forth in the Commitment Letter.

Rights Agreement

On April 10, 2011, Level 3 entered into a Rights Agreement with Wells Fargo Bank, N.A., as rights agent (the “Rights Agreement”). The Company entered into the Rights Agreement in an effort to deter acquisitions of Company Common Stock that would potentially limit the Company’s ability to use its built-in losses and any resulting net loss carryforwards (“NOLs”) to reduce potential future federal income tax obligations. The Company’s ability to use its NOLs may be negatively affected if there is an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, this would occur if certain ownership changes related to Company Common Stock that is held by five percent or greater stockholders exceed 50%, measured over a rolling three-year period. Completion of the Amalgamation would move the Company significantly closer to the 50% ownership change and increase the likelihood of a loss of the company’s valuable NOLs.

General. Under the Rights Agreement, from and after the record date of April 21, 2011 (the “Record Date”), each share of Company Common Stock will carry with it one preferred share purchase right (a “Right”) until the Distribution Date (as defined below) or earlier expiration of the Rights, as described below. In general terms, the Rights will impose a significant penalty upon any person that, together with all Affiliates and Associates (each as defined in the Rights Agreement) of such person, acquires 4.9% or more of the outstanding Company Common Stock after April 10, 2011. Stockholders that own 4.9% or more of the outstanding Company Common Stock as of the close of business on April 10, 2011, will not trigger the Rights so long as they do not (i) acquire additional shares of Company Common Stock representing one-half of one percent (0.5%) or more of the shares of Company Common Stock outstanding at the time of such acquisition (such one-half of one percent (0.5%) being reduced by any shares of Company Common Stock acquired pursuant to the Amalgamation Agreement notwithstanding that in no event shall such shares trigger the Rights) or (ii) fall under 4.9% ownership of Company Common Stock and then re-acquire shares that in the aggregate equal 4.9% or more of the Company Common Stock.  A person will not trigger the Rights solely as a result of (a) any transaction that the Company’s board of directors determines, in its sole discretion, is an exempt transaction for purposes of triggering the Rights and (b) any acquisition that occurs or may be deemed to occur as a result of entering into the Amalgamation Agreement and the transactions contemplated thereby.  STT and its Affiliates and Associates (each as defined in the Rights Agreement) will be exempt from these limitations for the purposes of the Rights Agreement, unless and until STT (or any Affiliates of STT) acquires any Company Common Stock other than (x) pursuant to the transactions contemplated by the Amalgamation Agreement, (y) in specified transactions permitted under the Stockholder Agreement or (z) any transfers of Company Common Stock or other Company equity interests between STT and its Affiliates.  A person to whom STT transfers any amount of Company Common Stock pursuant to and as permitted by a specified provision of the Stockholder Agreement will be exempt for purposes of the Rights Agreement, unless and until such person (or any Affiliates or Associates of such person) acquires any additional Company Common Stock.  The Company’s board of directors may, in its sole discretion prior to the Distribution Date, exempt any person or group for purposes of the Rights Agreement if it determines the acquisition by such person or group will not jeopardize the Company’s tax benefits or is otherwise in the Company’s best interests. Any person that acquires shares of Company Common Stock in violation of these limitations is known as an “Acquiring Person.”  The Rights Agreement is not expected to interfere with any merger or other business combination approved by the Company’s board of directors.

The Rights. From the Record Date until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, Company Common Stock. New Rights will also accompany any new shares of Company Common Stock that the Company issues after April 21, 2011 until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from the Company one ten-thousandth (0.0001) of a share of Series B Junior Participating Preferred Stock (a “Preferred Share”) for $9.00, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of Company Common Stock. Prior to exercise, a Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until 15 business days after the public announcement that a person or group has become an Acquiring Person unless the Rights Agreement has been terminated or the Rights have been redeemed (as described below).

The date when the Rights become exercisable is the “Distribution Date.” Until that date or earlier expiration of the Rights, Company Common Stock certificates will also evidence the Rights, and any transfer of shares of Company Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Company Common Stock. Any Rights held by an Acquiring Person, or any Affiliates or Associates of the Acquiring Person, are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person, or any Affiliates or Associates of the Acquiring Person, may, upon payment of the Exercise Price, purchase shares of Company Common Stock with a market value of twice the Exercise Price, based on the “current per share market price” of Company Common Stock (as defined in the Rights Agreement) on the date of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, the Company’s board of directors may extinguish the Rights by exchanging one share of Company Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person, or any Affiliates or Associates of the Acquiring Person.

Preferred Share Provisions. Each one ten-thousandth (0.0001) of a Preferred Share, if issued:

• will not be redeemable;

• will entitle its holder to dividends equal to the dividends, if any, paid on one share of Company Common Stock;

• will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of Company Common Stock, whichever is greater;

• will vote together with Company Common Stock as one class on all matters submitted to a vote of stockholders of the Company and will have the same voting power as one share of Company Common Stock, except as otherwise provided by law; and

• will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock, if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction.

The value of one ten-thousandth (0.0001) interest in a Preferred Share is expected to approximate the value of one share of Company Common Stock.

Expiration. The Rights will expire on the earliest of (i) the day following the third anniversary of the closing of the transactions contemplated by the Amalgamation Agreement, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Company’s board of directors determines that the NOLs are utilized in all material respects or that an ownership change under Section 382 of the Code, would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) the first anniversary of the closing of the transactions contemplated by the Amalgamation Agreement if approval of the Rights Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Company Common Stock has not been obtained prior to such date, (vi) the termination of the Amalgamation Agreement or (vii) a determination by the Company’s board of directors, prior to the Distribution Date, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders.

Redemption. The Company’s board of directors may redeem the Rights for $0.0001 per Right at any time before the Distribution Date. If the Company’s board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.0001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of Company Common Stock.

Anti-Dilution Provisions. The Company’s board of directors may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Company Common Stock.

Amendments. The terms of the Rights Agreement may be amended by the Company’s board of directors without the consent of the holders of the Rights. After the Distribution Date, the Company’s board of directors may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate of an Acquiring Person).

The foregoing discussion of the Amalgamation Agreement, the Voting Agreement, the Stockholder Agreement, the Commitment Letter and the Rights Agreement (the “Filed Documents”) does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Amalgamation Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1; (ii) the Voting Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1; (iii) the Stockholder Agreement, a copy of which is attached to this Form 8-K as Exhibit 4.1; (iv) the Commitment Letter, a copy of which is attached to this Form 8-K as Exhibit 10.1; and (v) the Rights Agreement, a copy of which is attached as Exhibit 4.1 of the Company’s Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2011, which Amalgamation Agreement, Voting Agreement, Stockholder Agreement, Commitment Letter and Rights Agreement are incorporated in this Item 1.01 by reference.

Each of the Filed Documents has been included solely to provide investors and security holders with information regarding its terms. Neither is intended to be a source of financial, business or operational information about Level 3, Global Crossing or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Filed Documents, respectively, are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Filed Documents, respectively, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Level 3, Global Crossing or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Filed Documents, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.03. Material Modification to Rights of Security Holders.

The description of the Rights Agreement set out below the heading “Rights Agreement” under Item 1.01 and the information in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2011, the Company amended its Amended and Restated Certificate of Incorporation by filing a Certificate of Designation of Series B Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. See the description set below the heading “Rights Agreement” under Item 1.01 for a more complete description of the rights and preferences of the Series B Junior Participating Preferred Stock, which is incorporated herein by reference. A copy of the Certificate of Designation is attached as Exhibit 3.1 to the Company’s Form 8-A filed with the SEC on April 11, 2011 and incorporated herein by reference.

Important Information For Investors And Stockholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of Level 3  and the stockholders of Global Crossing for their consideration.  Level 3 and Global Crossing will file a registration statement on Form S-4, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Level 3 and Global Crossing will each provide the final joint proxy statement/prospectus to its respective stockholders. Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about Level 3, Global Crossing and the proposed transaction.  Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Level 3 and Global Crossing free of charge at the SEC’s Web Site at http://www.sec.gov.  In addition, the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by Level 3 may be obtained free of charge by directing such request to:  Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021 or from Level 3’s Investor Relations page on its corporate website at http://www.level3.com and the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by Global Crossing be obtained free of charge by directing such request to: Global Crossing by telephone at (800) 836-0342 or by submitting a request by e-mail to glbc@globalcrossing.com or a written request to the Secretary, Wessex House, 45 Reid Street, Hamilton HM12 Bermuda or from Global Crossing’s Investor Relations page on its corporate website at http://www.globalcrossing.com.

Level 3, Global Crossing and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Level 3 and from the stockholders of Global Crossing, respectively.  Information about the directors and executive officers of Level 3 is set forth in the proxy statement on Schedule 14A for Level 3’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2011 and information about the directors and executive officers of Global Crossing is set forth in the proxy statement for Global Crossing’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 19, 2010. Additional information regarding participants in the proxy solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Cautionary Notice Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the acquisition of Global Crossing by Level 3, including financial and operating results and synergy benefits that may be realized from the acquisition and the timeframe for realizing those benefits; Level 3’s plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts; and (ii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Amalgamation among Level 3, Global Crossing and Apollo Amalgamation Sub, Ltd. (the “Amalgamation Agreement”); (2) the inability to complete the transactions contemplated by the Amalgamation Agreement due to the failure to obtain the required stockholder approvals; (3) the inability to satisfy the other conditions specified in the Amalgamation Agreement, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the Amalgamation Agreement; (4) the inability to successfully integrate the businesses of Level 3 and Global Crossing or to integrate the businesses within the anticipated timeframe; (5) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Level 3 and Global Crossing, including the realization of revenue and cost synergy benefits and to recognize such benefits within the anticipated timeframe; (7) the outcome of any legal proceedings that may be instituted against Level 3, Global Crossing or others following announcement of the Amalgamation Agreement and transactions contemplated therein; and (8) the possibility that Level 3 or Global Crossing may be adversely affected by other economic, business, and/or competitive factors.

Other important factors that may affect Level 3’s and the combined business’ results of operations and financial condition include, but are not limited to: the current uncertainty in the global financial markets and the global economy; a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing, and the company’s ability to: increase and maintain the volume of traffic on its network; develop effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; successfully integrate acquisitions; and meet all of the terms and conditions of debt obligations.

Additional information concerning these and other important factors can be found within Level 3’s filings with the SEC, which discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. Statements in this communication should be evaluated in light of these important factors. The forward-looking statements in this communication speak only as of the date they are made. Except for the ongoing obligations of Level 3 to disclose material information under the federal securities laws, Level 3 does not undertake any obligation to, and expressly disclaim any such obligation to, update or alter any forward-looking statement to reflect new information, circumstances or events that occur after the date such forward-looking statement is made unless required by law.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
2.1	Agreement and Plan of Amalgamation, dated as of April 10, 2011, by and among Level 3 Communications, Inc., Apollo Amalgamation Sub, Ltd. and Global Crossing Limited

3.1	Certificate of Designation of Series B Junior Participating Preferred Stock, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-A filed with the SEC on April 11, 2011

4.1	Stockholder Rights Agreement, dated as of April 10, 2011, by and between Level 3 Communications, Inc. and STT Crossing Ltd.

4.2

Rights Agreement, dated as of April 10, 2011, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent, incorporated by reference to Exhibit 4.1 of the Company’s Form 8-A filed with the SEC on April 11, 2011

10.1	Voting Agreement, dated as of April 10, 2011, by and between Level 3 Communications, Inc. and STT Crossing Ltd.

10.2

Commitment Letter, dated as of April 10, 2011, by and among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Level 3 Communications, Inc. and Level 3 Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

Dated: April 13, 2011	By:	/s/ Neil J. Eckstein
		Name:	Neil J. Eckstein
		Title:	Senior Vice President